Exhibit 10.26.4

CONFIDENTIAL PORTIONS OF THIS DOCUMENT

HAVE BEEN REDAcTED AND FILED SEPARATELY

WITH THE SECURITIES AND EXCHANGE COMMISSION

AMENDMENT NO. 4 TO LICENSING AGREEMENT

This Amendment No. 4 (“Amendment No. 4”) to Licensing Agreement is made as of September 1, 2004, by and between MedQuist Inc. (“MedQuist”), a New Jersey corporation with its principal place of business at 1000 Bishops Gate Blvd., Suite 300, Mount Laurel, NJ USA 08054, acting on its own behalf and on behalf of its wholly owned subsidiaries (direct and indirect) and Philips Speech Processing GmbH (“Philips”), an Austrian corporation, with its registered place of business at Trieslerstrasse 64, 1101 Vienna, Austria (MedQuist and Philips, each a “Party” and, collectively, the “Parties”).

WITNESSETH

WHEREAS, the Parties entered into a Licensing Agreement, dated as of May 22, 2000, as amended by Amendment No. 1 dated as of January 1, 2002, Amendment No 2 dated as of December 10, 2002 and Amendment No. 3 of dated as of August 10, 2003 (as so amended, the “Licensing Agreement”) relating to the integration and use of certain Philips speech recognition technology into MedQuist business; and

WHEREAS, the Parties desire to amend the Licensing Agreement as set forth herein:

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties agree to amend the terms and condition of the Licensing Agreement as follows:

1.             Amendments to Section 1. - Definitions.

i.              Unless otherwise defined in this Amendment No. 4, capitalized terms used in this Amendment No. 4 shall have the meanings given to them in the Licensing Agreement.

ii.             The term “Licensed Product,” as defined in Section 1.13 of the Licensing Agreement, shall be amended by deleting the Term “SpeechMagic 4.0” and replacing it with “SpeechMagic 6.0”.

2.             Amendments to Section 4. - Pricing (and to Schedule D).

i.              Section 4.1 of the Licensing Agreement is amended by adding the following at the end thereof:

From and after September 1, 2004, the license fees for the Licenses Product payable by MedQuist to Philips shall be as set forth in Schedule D (the “Fees”) attached to this Amendment No. 4. In consideration of Philips delivery to MedQuist of the Licensed Product (i.e., SpeechMagic 6.0) and the other promises set forth herein MedQuist shall pay to Philips, within 30 days after the execution of Amendment No. 4, [***] as a pre-payment for future License Fees for the Licensed Product.  Thereafter, any amounts due as per the statements to be delivered to Philips pursuant to Section 4.2 of the Licensing Agreement shall be credited against such pie-payment until the amount of the pre-payment equals [***].  All License Fees prior to September 1, 2004 shall be as set forth in Schedule D of the Licensing Agreement as in effect prior to the date of this Amendment No. 4.

3.             Delivery of SpeechMagic 6.0.; Exclusivity.

i.              Philips shall deliver the Licensed Product (i.e., SpeechMagic Version 6.0) to MedQuist subject to all of the terms and conditions of the Licensing Agreement.  The Licensed Product shall satisfy the final functional specifications and technical specifications previously delivered in writing to MedQuist by Philips pursuant to the requirements of Amendment No. 3, and shall also include the additional features set forth in Appendix A of Amendment No. 3, gender recognition and the crossword recognizer.  MedQuist shall be entitled to continued exclusive use of the Licensed Product in North America pursuant to Section 2.1 of the Licensing Agreement through 2005 and thereafter for successive one (1) year periods as long as it pays (including pre-paid fees) the cumulative minimum License Fees to Philips as of the dates indicated below:

Year	Minimum Cumulative License Fees

2004	[***]
2005	[***]
2006	[***]
2007	[***]
2008	[***]

If the cumulative License Fees incurred and paid by MedQuist by December 20th of any given year set forth above fail to meet the minimum cumulative License Fee amount due by such time, MedQuist can make up this difference through the purchase of prepaid licenses.

It is hereby agreed that the PSP’s line fees to MedQuist are as follows:

(1)           [***] for all lines in 2004.

(2)           [***]  per line for the first [***]  processed starting in 2005.

(3)           [***]  per line for all lines processed after the first [***]  up to [***] .

(4)           [***]  per line for all lines processed after the first [***] .

MedQuist does NOT pay line fete for evaluation lines since these are not delivered to the client.

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4.             Generally

Except as amended by this Amendment No. 4, the Licensing Agreement shall remain in full force and affect, unamended hereby.

PHILIPS SPEECH PROCESSING GmbH		MedQuest Inc.

By:	/s/ M. Wassink	By:	/s/ Gregory M. Sebasky
Name:	M. Wassink	Name:	Gregory M. Sebasky
Title:	Managing Director	Title:	President

SCHEDULE D

Pricing and Fees
Amendment No. 4

From and after September 1, 2004:

•                   All License fees shall be based on a per payroll line basis using the same counting algorithm as that used to calculate the pay of medical transcriptionists that are paid by the line, except that the count may be taken after the document has emerged from the Speech Recognition engine and prior to the delivery of the document to a medical editor.  A payroll line is defined as sixty-five black & white characters, defined as ASCII codes 0-255, within the unformatted document.  This includes a maximum of two consecutive spaces or tabs.  This count includes heading symbols (e.g. <(1234/> equals 8 characters), but it excludes tags (e.g., </red-s/> equals 0 characters).  The count does not include any characters in the header, footer or cc: lists, nor does it include any ADT data. (MedQuist reserves the right to limit the payroll count to ASCII’ codes 0 – 126 so long as it also places this restriction on its Medical Transcriptionists.) The license fees for the Licensed Product will be as follows:

•                  Service Bureau Service including Correction Services:

•                  For 2004, the lines Fee will be free of charge under the express condition that MedQuist, related to providing Service Bureau Services with Correction Services, achieves an annual run rate of [***] (inclusive of evaluation lines) during any month m 2004 and in no event later than December 31, 2004.  If this amount is not met, MedQuist will pay Philips at the end of 2004 the amount of [***] .

•                  For 2005 and thereafter, a line fee of [***]  is agreed for all lines; provided, however, the line Fee shall be [***]  until such time as the entire amount of the pre-payment is satisfied in full.

•                  The foregoing is subject to the Licensed Product scaling and functioning as part of the NTP in a commercially viable manner at the volume levels set forth in the above contemplated forecasts.  If scaling issues inhibit MedQuist’s ability to achieve the forecasts, the parties will negotiate in good faith to reach a mutually acceptable compromise. (Due to the delay of the delivery of 6.0 SM, MedQuist has already encountered some scalability issues that have delayed the rollout of ASR.  Although MedQuist is not requesting a change in the [***] target at this time, this may be an issue if we find that this delay prevents MedQuist from achieving its target for 2004.)

•                  ASP with Speech Recognition:

•                  For 2004 the line fee will be [***] per line.  Starting in 2005, MedQuist will include these line counts in the calculations for Service Bureau Service including Correction Services.  Accordingly, starting in 2005 the line fees for ASP with

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Speech Recognition will be based on the tiers noted in Section 3i, and these lines will contribute towards achieving the targets in Section 3i.

•                  MedQuist has the right to provide promotional pricing to any client for up to 90 days for ASP with Speech Recognition services.  During this time, MedQuist will not be subject to paying Philips a minimum line rate.  Instead, for clients receiving promotional pricing, MedQuist will pay Philips [***] of the revenues that it collects as a result of ASP with Speech Recognition.  The promotional period for any specific client should not exceed 90-days without Phillips’ approval.

•                  “In house licenses business”:

Philips and MedQuist are currently negotiating a separate agreement relating to the licensing of SpeechQ for Radiology, which agreement shall govern and control the terms of such relationship.

In addition:

•                  On a monthly basis, MedQuist will pay separately for Philips’s consulting services at a rate of [***] per hour. hi connection with Philips obligations under Section 6.3 of the Licensing Agreement, Philips will make a good faith effort to provide any future enhancements requested by MedQuist so long as such requests are reasonable.

•                  Philips shall continue to be responsible for maintenance and support of the Licensed Product through 2005 and, thereafter, so long as MedQuist meets the minimum Fees set forth in Section 3 of Amendment No. 4. In addition to Philips obligations with respect to new releases under the Licensing Agreement, if Philips releases a new version of SpeechMagic, Philips will ensure that MedQuist can migrate to the new release without a major disruption to MedQuist’s operations.

•                  Subject to applicable laws, rules and regulations, including, without limitation, HIPAA, MedQuist will continue to supply voice and text files to Philips until the grant of the license hereunder expires.

 ***   Confidential material which has been omitted and filed separately with the Securities and Exchange Commission